Consent of Independent Certified Public Accountants

   We have issued our report dated September 14, 2001 accompanying the financial statements of Insured Municipals Income Trust, 182nd Insured Multi-Series as of July 31, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                        Grant Thornton LLP


Chicago, Illinois
November 26, 2001